EXHIBIT 10.4
CNL HOTELS & RESORTS, INC.
AMENDMENT TO PERFORMANCE-BASED DEFERRED SHARE AWARD GRANT NOTICE
This Amendment (the “Amendment”) to the Deferred Share Award Grant Notice (Executive - Performance-Based Vesting) (the “Grant Notice”) between CNL Hotels & Resorts, Inc., a Maryland corporation (the “Company”), and Thomas J. Hutchison III (“Executive”) is made as of February 21, 2007, by and between the Company and Executive.
     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of January 18, 2007, by and among the Company, MS Resort Holdings LLC, MS Resort Acquisition LLC (“MS Acquisition”), MS Resort Purchaser LLC and Ashford Sapphire Acquisition LLC (the “Merger Agreement”), pursuant to which, at the effective time of the proposed merger, MS Acquisition will merge with and into the Company, with the Company continuing as the surviving corporation, (the “Merger”);
     WHEREAS, the Company granted to Executive a deferred share award (the “Deferred Share Award”) on March 28, 2006 pursuant to the terms of the Grant Notice and its related Deferred Share Award Agreement for deferred shares that vest based on the achievement of certain performance goals;
     WHEREAS, the Merger Agreement provides that each deferred share award that is outstanding at the Effective Time (as defined in the Merger Agreement) of the Merger will be cancelled by the Company and each holder thereof will be entitled to receive $20.50 in cash per share subject to such award, including the Executive’s Deferred Share Award, at the Effective Time;
     WHEREAS, the Company and Executive desire to amend the terms of the Grant Notice to reduce the number of deferred shares subject to the Deferred Share Award that would otherwise be cancelled and entitle Executive to a cash payment in connection with the Merger; and
     WHEREAS, the Company and Executive believe this amendment is in the best interests of the Company and the Company’s employees and may increase the success of the Merger.
     NOW, THEREFORE, the parties agree as follows:
     1. A new paragraph shall be added after the “Delivery Schedule” of the Grant Notice and prior to “Additional Terms/Acknowledgements” to read as follows:
     “Cancellation of a Portion of the Award: Immediately prior to and contingent upon the closing of the Merger (as defined below), Participant hereby agrees to cancel One Hundred Sixteen Thousand One Hundred Twenty (116,120) shares subject to this award (the “Cancelled Shares”). The Cancelled Shares shall not be eligible for any payment in connection with the Merger. For purposes of this Deferred Share Award Grant Notice, the term “Merger” means the merger pursuant to the Agreement and Plan of Merger, dated as of January 18, 2007 (as the same may from time to time be amended), by and among the Company, MS Resort Holdings LLC, MS Resort Acquisition

LLC, MS Resort Purchase LLC and Ashford Sapphire Acquisition LLC under which, at the effective time of the proposed merger, MS Resort Acquisition LLC will merge with and into the Company, with the Company continuing as the surviving corporation, and MS Resort Holdings LLC will acquire all of the issued and outstanding stock of the Company.”
     2. Effectiveness. This Amendment shall be effective immediately. In the event that the Merger Agreement is terminated or the Merger does not close for any reason, this Amendment shall be null and void ab initio and of no further force or effect.
     3. Miscellaneous/Employment Agreement. Except as specifically amended hereby, the Grant Notice shall continue in full force and effect in accordance with its terms. This Amendment supersedes all prior agreements and understandings oral or written with respect to the subject matter hereof, including without limitation, the terms of that certain Employment Agreement, dated as of May 19, 2006, by and between the Company and Executive, that are inconsistent herewith and which the parties hereby acknowledge and agree is being amended by separate instrument contemporaneously with the execution by the parties of this Amendment.
     4. Counterparts. This Amendment may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
     5. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Florida (without regard to choice-of-law provisions).
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     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

CNL HOTELS & RESORTS, INC.	EXECUTIVE

/s/ Dianna Morgan	/s/ Thomas J. Hutchison III

By: Dianna Morgan	Signature

Title: Chair of Compensation Committee

Thomas J. Hutchison III

Printed Name
Signature Page of the Amendment to Performance-Based Deferred Share Award Grant Notice